================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------


                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 21, 2000



                                -----------------


                      DOSKOCIL MANUFACTURING COMPANY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             TEXAS                              333-37081                               75-1281683
(STATE OR OTHER JURISDICTION OF          (COMMISSION FILE NUMBER)                    (I.R.S. EMPLOYER
         INCORPORATION)                                                              IDENTIFICATION NO.)

                                 4209 BARNETT BOULEVARD, ARLINGTON, TEXAS                  76017
                                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)


                              --------------------

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (817) 467-5116


                                       N/A
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                -----------------


================================================================================

ITEM 5. OTHER EVENTS.

         Doskocil Manufacturing Company, Inc. (the "Company") entered into a Credit Facility dated September 19, 1997 with Bank of America, as administrative agent, and other lending institutions party thereto (as amended, the "Credit Facility"). On June 21, 2000, the Company amended the Credit Facility for the fifth time (the "Fifth Amendment"). The Fifth Amendment, among other things, increases the interest rates on the term loan advances and revolving advances based on the Company's leverage. In addition, the borrowing base for the Company was increased until September 2000 at which time it will revert to the borrowing base in the Credit Facility dated September 19, 1997. The Fifth Amendment also modifies the minimum fixed charge coverage ratio and the minimum EBITDA covenants and redefines certain stated definitions, including redefining EBITDA to include specified capital contributions. The Fifth Amendment increases the time from 45 days to 90 days that Westar Capital, L.P. and Westar Capital II, LLC (collectively, the "Westar Funds") and certain existing shareholders can cure certain financial covenants after the last fiscal quarter of a fiscal year.

         In conjunction with the Fifth Amendment, the Westar Funds entered into a Support Agreement dated June 21, 2000 with the Company and Bank of America, N.A., as administrative agent for certain lenders named therein (the "Support Agreement"). The Westar Funds agreed to jointly and severally provide capital to the Company pursuant to the Support Agreement in an amount that would cure the minimum EBITDA covenant of the Credit Facility that is applicable as of June 30, 2000. The Westar Funds also agreed to jointly and severally provide capital to the Company pursuant to the Support Agreement in an amount necessary, when added to EBITDA, to make EBITDA greater than the sum of the maintenance capital expenditures, as defined in the Credit Facility, plus scheduled payments of principal on indebtedness for borrowed money and capital leases (excluding payments on certain revolving facilities and certain mandatory prepayments) plus payments of cash interest (excluding certain closing fees and costs) for the previous twelve months ending on September 30, 2000, December 31, 2000, March 31, 2001 and June 30, 2001. All capital contributions made under the Support Agreement will be considered a cure for defaults of certain financial covenants in the Credit Facility as further provided in the Fifth Amendment.

         The description above is qualified in its entirety by the attached exhibits.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  The following exhibits are filed as a part of this report:

         Exhibit No.       Description

            10.1 Fifth Amendment to Credit Agreement, dated June 21, 2000, among Doskocil Manufacturing Company, Inc. and Bank of America, N.A., as administrative agent for certain lenders named therein.

            10.2 Support Agreement, dated June 21, 2000, among Westar Capital, L.P., Westar Capital II, LLC and Bank of America, N.A., as administrative agent for certain lenders named therein.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    July 14, 2000

                                            DOSKOCIL MANUFACTURING COMPANY, INC.



                                            By: /s/ JOHN J. CASEY
                                               ---------------------------------
                                                    John J. Casey
                                                    Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBIT
NUMBER              DESCRIPTION
-------             -----------
 10.1               Fifth Amendment to Credit Agreement, dated June 21, 2000,
                    among Doskocil Manufacturing Company, Inc. and Bank of
                    America, N.A., as administrative agent for certain lenders named therein.

 10.2               Support Agreement, dated June 21, 2000, among Westar
                    Capital, L.P., Westar Capital II, LLC and Bank of America,
                    N.A., as administrative agent for certain lenders named therein.